EXHIBIT 10.6
                                 PROMISSORY NOTE



         The undersigned, UMDN, Inc., a Delaware corporation ("Payor"), hereby promises to pay to Kent and Starla Keith, or their order ("Payee"), at 217 Ashland Avenue, Santa Monica, California 90405 or at such other address as Payee may hereafter specify in a written notice to Payor, on the Due Date (as such term is defined below), in lawful money of the United States of America and in immediately available funds, a sum equal to the aggregate principal amount of the advances (the "Advances") that are made by Payee to Payor at any time and from time to time following the date hereof through the date of such payment. Payor further promises to pay to Payee on the Due Date interest on the unpaid principal amount of the Advances outstanding from time to time calculated at an annual rate of 8 % from the date of each such Advance until all of the Advances are paid in full. The Due Date shall be the date on which Payee demands payment, which demand may not be made until the second anniversary of the date hereof, November 30, 2001, which is the date of the first Advance. Payee agrees to make available under the terms of this note, funds in the amount of $350,000.


         Payor may prepay all or any portion of this Note at any time and from time to time; any such prepayment shall be applied first to all interest accrued and unpaid on the principal amount hereof and then to the oldest Advances outstanding in the order in which such Advances were originally made.

         If any of the following events (each, an "Event of Default") shall occur: (i) a decree or order by a court having jurisdiction in the premises shall have been entered for relief in respect of Payor under Title 11 of the United States Code, as now constituted or as hereafter amended (the "Bankruptcy Code"), or under any other applicable Federal or State law, or a receiver, custodian, liquidator, assignee, trustee, sequestrator or other similar official of Payor or of any substantial part of its assets or property shall have been appointed and any such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive calendar days; or (ii) Payor shall file a petition or answer or consent seeking relief under the Bankruptcy Code, or under any other applicable Federal or State law, or consent to the filing of such petition or the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of Payor or of any substantial part of its assets or property; or (iii) Payor shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or take action in furtherance of any such action; or (iv) Payor shall discontinue the active conduct of its business for a period of ten consecutive days or more; or (v) the dissolution or liquidation of Payor; then the entire outstanding principal balance hereof, together with all accrued and unpaid interest thereon, shall be immediately due and payable without presentment, demand, protest or other notice and Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, or in aid of the exercise of any power granted in this Note or proceed to enforce any other legal or equitable right of Payee hereunder.

         Payor, for itself and its legal representatives, successors and assigns, expressly waives, to the extent not specifically provided for herein,

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presentment,  protest, demand, notice of dishonor, notice of nonpayment,  notice of maturity, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection.

         If it should become necessary or advisable to employ counsel to collect this Note or to enforce the rights of Payee hereunder, Payor agrees to pay the reasonable attorneys' fees and costs of the holder hereof, whether or not suit is brought. Further, all attorneys' fees incurred by Payee in enforcement of a judgment are recoverable separately from any attorneys' fees as aforementioned. In addition, this post-judgment attorneys' fees provision is intended to be severable from the other provisions of this Note and is further intended to survive any judgment and is not to be deemed merged into such judgment.

         This Note may only be changed, modified, amended or terminated by a writing signed by both parties.

         This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California applicable to instruments made and to be performed entirely in such jurisdiction without giving effect to the conflicts of laws principles thereof.

                                                     UMDN, Inc.



                                                     By:  /s/
                                                         -----------------------
                                                         Kent Keith, President